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                        [Shearman & Sterling Letterhead]

                         CONSENT OF SHEARMAN & STERLING

We hereby consent to the reference to our firm included in the statement of additional information of The Legends Fund, Inc. filed as part of Registration Statement No. 33-50434 on October 31, 2002.

                                                             Shearman & Sterling

                                                         /s/ Shearman & Sterling

New York, New York
October 31, 2002